UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2014 (December 5, 2014)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of JDS Uniphase Corporation (the “Company”) was held on December 5, 2014. At the Meeting, the stockholders voted on the following proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 24, 2014:

Proposal 1: To elect six directors to serve until the 2015 Annual Meeting of Stockholders:

Director	For	Against	Abstain	Broker Non-Votes
Keith Barnes	120,055,430	42,550,429	5,554,072	33,615,379
Timothy Campos	145,776,330	16,825,873	5,557,728	33,615,379
Penelope Herscher	121,702,485	40,901,182	5,556,264	33,615,379
Masood Jabbar	145,558,507	17,067,217	5,534,207	33,615,379
Martin Kaplan	108,553,163	57,859,952	1,746,816	33,615,379
Thomas Waechter	158,144,617	8,613,543	1,401,771	33,615,379

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 27, 2015:

For	Against	Abstain
197,040,391	2,676,738	2,058,181

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
119,034,951	47,127,249	1,997,731	33,615,379

Proposal 4: To approve the amendment of the Company’s 2003 Amended and Restated Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
157,513,241	9,051,494	1,595,196	33,615,379

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack
Senior Vice President, General Counsel and Secretary

December 11, 2014